UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2024
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BurgerFi International, Inc.
(Exact name of registrant as specified in its charter)
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001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)
(954) 618-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, (i) BurgerFi International, Inc., a Delaware corporation (the “Company”), (ii) Plastic Tripod, Inc., a Delaware corporation and a subsidiary of the Company (together with the Company, “Borrowers”), (iii) the other subsidiaries of the Company party thereto (the “Guarantors” and together with Borrowers, the “Credit Parties”), and (iv) TREW Capital Management Private Credit 2 LLC, a Delaware limited liability company, as the sole lender (“Senior Secured Lender”) and as administrative agent (the “Senior Administrative Agent”) and collateral agent (in such capacities and together with the Senior Secured Lender and the Senior Administrative Agent, the “Senior Secured Lender Parties”), are parties to that certain Credit Agreement dated as of December 15, 2015, as amended from time to time, the “Existing Credit Agreement”).

On August 9, 2024, the Company entered into an Emergency Protective Advance Agreement (the “Advance Agreement,” and together with the Existing Credit Agreement, as further amended by the Advance Agreement, the “Credit Agreement”) with the Credit Parties, the Senior Secured Lender Parties, and CP7 Warming Bag, LP (the “Junior Lender”), pursuant to which the Senior Secured Lender agrees to make a protective advance to the Borrowers in the amount of $2,500,000. Pursuant to the Advance Agreement, Borrowers agreed to obtain one or more executed Letters of Intent (each, a “LOI”) providing for the entry into a transaction or transactions with proceeds sufficient to pay the Borrowers’ obligations to the Senior Secured Lender under the Credit Agreement in full. The Advance Agreement further requires that (a) each LOI must be received by no later than August 28, 2024, (b) a definitive agreement with respect to such LOI must be executed within seven (7) days after receipt of the LOI, and (c) other than in certain circumstances set forth in the Advance Agreement, closing on the definitive agreement must occur within sixty (60) days of the execution of same. The Advance Agreement also includes an acknowledgment by the Credit Parties and the Junior Lender of first priority security interests in the collateral and pledged equity granted to the Senior Administrative Agent for the benefit of the Senior Secured Lender Parties pursuant to the Credit Agreement, an acknowledgement by the Credit Parties regarding the occurrence and continuation of certain events of defaults as specified in the Advance Agreement, and a release of certain claims by the Credit Parties.

On August 13, 2024, the Company borrowed the full $2.5 million available under the Advance Agreement.

The description of the Advance Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the text of the Advance Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

As previously disclosed in a Form 8-K filed with the SEC on May 30, 2024, the Credit Parties and the Senior Secured Lender Parties, entered into a Forbearance Agreement and Seventeenth Amendment to Credit Agreement, dated as of May 30, 2024 (the “Forbearance Agreement”). The Forbearance Agreement is filed as Exhibit 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Emergency Protective Advance Agreement, dated August 8, 2024, by and among the Credit Parties, the Senior Secured Lender Parties, and the Junior Lender
10.2	Forbearance Agreement and Seventeenth Amendment to Credit Agreement, dated as of May 30, 2024, by and among the Credit Parties and the Senior Secured Lender Parties
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 15, 2024

BURGERFI INTERNATIONAL, INC.

By:	/s/ Christopher Jones
Christopher Jones, Chief Financial Officer